Exhibit 7.2 - Calculation of Bank of Portugal Non-Consolidated Solvency Ratio

                                                                  NON-CONSOLIDATED
                                                    ----------------------------------------------
                                                    12/31/2002        12/31/2001        12/31/2000
                                                    ----------        ----------        ----------
1. TIER I CAPITAL

      Capital                                          529,138           525,000           523,738
      Reserves (including undivided profit)            194,399           145,383           143,528
      Issue Premium                                  1,193,363         1,174,331         1,212,080
      Other                                             17,828            35,992            42,152
                                                    ----------        ----------        ----------
                                                     1,934,728         1,880,706         1,921,498

   Deductions
      Intangible Assets and Deferred Costs (1)         (64,089)          (18,134)          (38,623)
                                                    ----------        ----------        ----------
            Eligible Tier I Capital                  1,870,639         1,862,572         1,882,875

2. TIER II CAPITAL

      Subordinated Debt (2)                            660,608           773,991           759,360
      Reavaluation Reserves                             42,577            42,577            42,577
                                                    ----------        ----------        ----------
                                                       703,185           816,568           801,937

3. DEDUCTIONS

      Shareholdings over 10%                        (1,838,469)       (1,821,868)       (1,932,169)
      Other                                             (4,586)           (3,860)           (3,287)
                                                    ----------        ----------        ----------
                                                    (1,843,055)       (1,825,728)       (1,935,456)
                                                    ----------        ----------        ----------

4. ELIGIBLE CAPITAL = 1 + 2 - 3                        730,769           853,412           749,356

5. TOTAL RISK-WEIGHTED ASSETS                        8,956,791         8,613,287         8,008,869
   Solvency Ratio (=4/5)                                  8.16%             9.91%             9.36%
  (1/5)                                                  20.89%            21.62%            23.51%

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(1)   Improvements to leased property,public campaigns,and extraordinary contributions to the Pension Fund

(2) Subordinated bonds and Participation certificates, limited to 50% of Elegible Tier I Capital


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